As filed with the Securities and Exchange Commission on April 2, 2024.
Registration No. 811-21852

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940 ☒
Amendment No. 265
☒
(Check Appropriate Box or Boxes)

COLUMBIA FUNDS SERIES TRUST II
(Exact Name of Registrant as Specified in Charter)

290 Congress Street, Boston, Massachusetts 02210
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (800) 345-6611

Daniel J. Beckman c/o Columbia Management Investment Advisers, LLC 290 Congress Street Boston, Massachusetts 02210	Ryan C. Larrenaga, Esq. c/o Columbia Management Investment Advisers, LLC 290 Congress Street Boston, Massachusetts 02210
(Name and Address of Agents for Service)

EXPLANATORY NOTE
This Amendment to the Registration Statement is being filed on behalf of Columbia Short-Term Cash Fund (the Fund) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. The Fund's shares are not registered under the Securities Act of 1933, as amended (the 1933 Act) because the shares are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(a)(2) of the 1933 Act. Investments in the Fund may be made only by investment companies, common or commingled trust funds, or similar organizations or persons that are accredited investors within the meaning of Regulation D under the 1933 Act. This Amendment to the Registration Statement filed on behalf of the Fund does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act.
Part A and Part B to the Registration Statement for the Fund, each dated December 1, 2023, were previously filed in connection with Amendment No. 261 to the Registration Statement and are incorporated by reference into this Amendment to the Registration Statement. In addition, the annual report for the Fund, which includes the Fund’s audited financial statements for the fiscal year ended July 31, 2023, is incorporated by reference into this Amendment to the Registration Statement.
This Amendment to the Registration Statement supplements Part A (the prospectus) and Part B (the Statement of Additional Information (SAI)) for the Fund as follows:

Supplement dated April 2, 2024
to the Prospectus and Statement of Additional Information (SAI) of the following fund:
Fund	Prospectus & SAI Dated
Columbia Funds Series Trust II
Columbia Short-Term Cash Fund	12/1/2023
Effective immediately, Columbia Short-Term Cash Fund (the Fund) may be subject to a discretionary liquidity fee of up to 2% on redemptions if that fee is determined to be in the best interest of the Fund. In addition, effective October 2, 2024, the Fund will be subject to a mandatory liquidity fee on redemptions if net redemptions exceed 5% of its net assets. Accordingly, the following changes are hereby made to the Fund's Prospectus and SAI.
The fourth paragraph under the caption "Purchase and Sale of Fund Shares" in the "Summary of the Fund" section of the Prospectus is hereby superseded and replaced with the following:
Shares are redeemable – they may be sold back to the Fund on any day on which the Fund is open for business. Redemption requests must be received in good order from an authorized individual. The Fund may impose a liquidity fee of up to 2% on the redemption of Fund shares if that fee is determined to be in the best interest of the Fund. Effective October 2, 2024, the Fund will be subject to a mandatory liquidity fee on redemptions if net redemptions exceed 5% of its net assets.
The rest of the section remains the same.
The second paragraph under the caption "Principal Risks", as well as "Money Market Fund Risk" and "Regulatory Risk - Money Market Funds" under the caption "Principal Risks" in the "More Information About the Fund" section of the Prospectus are hereby superseded and replaced with the following:
You could lose money by investing in the Fund. Because the share price of the Fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The Fund may impose a fee upon sale of your shares. Effective October 2, 2024, the Fund generally must impose a fee when net sales of Fund shares exceed certain levels. An investment in the Fund is not a bank account and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The Fund’s sponsor is not required to reimburse the Fund for losses, and you should not expect that the sponsor will provide financial support to the Fund at any time, including during periods of market stress.
Money Market Fund Risk. At times of (i) significant redemption activity by shareholders, including, for example, when a single investor or a few large investors make a significant redemption of Fund shares, (ii) insufficient levels of cash in the Fund's portfolio to satisfy redemption activity, and (iii) disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities, the Fund could be forced to sell portfolio securities at unfavorable prices in order to generate sufficient cash to pay redeeming shareholders. Sales of portfolio securities at such times could result in losses to the Fund. In addition, neither the Investment Manager nor any of its affiliates has a legal obligation to provide financial support to the Fund, and you should not expect that they or any person will provide financial support to the Fund at any time. Institutional prime and institutional tax-exempt money market funds can be subject to a discretionary liquidity fee of up to 2% on redemptions if that fee is determined to be in the best interest of the fund and, by October 2, 2024, such funds will also be subject to a mandatory liquidity fee on redemptions if net redemptions exceed 5% of their net assets. These fees, upon imposition, will reduce the amount you receive on redemptions.
Regulatory Risk — Money Market Funds. Money market funds and the securities they invest in are subject to comprehensive regulations. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operation, performance and/or yield of money market funds. The SEC has adopted amendments to money market fund regulations that, among other things, increase the minimum daily and weekly liquid asset requirements, remove previous liquidity fees and redemption gate provisions and require institutional prime money market funds, such as the Fund, and institutional tax-exempt money market funds to implement a new discretionary fee if determined to be in the best interest of the fund and, by October 2, 2024, a new mandatory liquidity fee. The fee amount will be an estimate of the transaction cost and market impact of selling a pro rata portion of the fund's portfolio to fund the net redemptions. Such amendments may, when implemented, impact the management of the Fund and such fees, upon imposition, will reduce the amount of your redemption proceeds.
The rest of the section remains the same.
The following subsection titled "Liquidity Fees" is hereby added under the caption "Selling Shares" in the "Buying and Selling Fund Shares" section of the Prospectus.
Liquidity Fees
Effective April 2, 2024, the Fund may impose a liquidity fee of up to 2% of the value of all shares redeemed if the Board, or the Investment Manager as its delegate, determines such fee to be in the best interest of the Fund. Effective October 2, 2024, the Fund will be subject to a mandatory liquidity fee on redemptions if net redemptions exceed 5% of its net assets.
SUP224_07_006_(04/24)

Liquidity fees are most likely to be imposed, if at all, during times of extraordinary market stress. Liquidity fees are payable to the Fund and any fees charged to a shareholder will reduce the proceeds received by that shareholder upon redemption.
The Board may, in its discretion, liquidate the Fund if it determines that it would not be in the best interests of the Fund to continue operating. Such Board determination may occur at any time without shareholder approval and/or at a time that may not be favorable to shareholders. Such liquidation could have negative tax consequences for shareholders. The Board may also determine to liquidate the Fund under other circumstances deemed in the best interests of shareholders. In the event that the Board determines to liquidate the Fund, shareholders will be notified of the pending liquidation and the terms of the plan through a supplement to the Fund’s prospectus.
The rest of the section remains the same.
The second paragraph under the subsection "Information Regarding Risks", as well as "Money Market Fund Risk" under the subsection "Information Regarding Risks" in the "About Fund Investments" section of the SAI are hereby superseded and replaced with the following:
Because the share price of the Fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The Fund may impose a fee upon sale of your shares. Effective October 2, 2024, the Fund generally must impose a fee when net sales of Fund shares exceed certain levels. An investment in the Fund is not a bank account and is not insured or guaranteed by the FDIC or any other government agency. The Fund’s sponsor is not required to reimburse the Fund for losses, and you should not expect that the sponsor will provide financial support to the Fund at any time, including during periods of market stress. One or more of the following risks may be associated with an investment in a Fund at any time:
Money Market Fund Risk. At times of (i) significant redemption activity by shareholders, including, for example, when a single investor or a few large investors make a significant redemption of Fund shares, (ii) insufficient levels of cash in the Fund's portfolio to satisfy redemption activity, and (iii) disruption in the normal operation of the markets in which the Fund buys and sells portfolio securities, the Fund could be forced to sell portfolio securities at unfavorable prices in order to generate sufficient cash to pay redeeming shareholders. Sales of portfolio securities at such times could result in losses to the Fund. In addition, neither the Investment Manager nor any of its affiliates has a legal obligation to provide financial support to the Fund, and you should not expect that they or any person will provide financial support to the Fund at any time. Institutional prime and institutional tax-exempt money market funds can be subject to a discretionary liquidity fee of up to 2% on redemptions if that fee is determined to be in the best interest of the fund and, by October 2, 2024, such funds will also be subject to a mandatory liquidity fee on redemptions if net redemptions exceed 5% of their net assets. These fees, upon imposition, will reduce the amount you receive on redemptions.
The rest of the section remains the same.
The following is added as the fourth paragraph under the subsection "Other Roles and Relationships of Ameriprise Financial and Its Affiliates - Certain Conflicts of Interest" in the "Investment Management and Other Services" section of the SAI:
The ability of the Fund to impose liquidity fees raises unique conflicts of interest. For a discussion of these conflicts, please refer to Other Practices - Liquidity Fees.
The rest of the section remains the same.
The following subsection titled "Liquidity Fees" is added in the "Other Practices" section of the SAI:
Liquidity Fees
Liquidity Fees. Effective April 2, 2024, the Fund may impose a liquidity fee of up to 2% of the value of all shares redeemed if the Board, or the Investment Manager as its delegate, determines such fee to be in the best interest of the Fund. Effective October 2, 2024, the Fund will be subject to a mandatory liquidity fee on redemptions if net redemptions exceed 5% of its net assets.
Liquidity fees are most likely to be imposed, if at all, during times of extraordinary market stress. Liquidity fees are payable to the Fund and any fees charged to a shareholder will reduce the proceeds received by that shareholder upon redemption.
The Board may, in its discretion, liquidate the Fund if it determines that it would not be in the best interests of the Fund to continue operating. Such Board determination may occur at any time without shareholder approval and/or at a time that may not be favorable to shareholders. Such liquidation could have negative tax consequences for shareholders. The Board may also determine to liquidate the Fund under other circumstances deemed in the best interests of shareholders. In the event that the Board determines to liquidate the Fund, shareholders will be notified of the pending liquidation and the terms of the plan through a supplement to the Fund’s prospectus.
Certain Conflicts of Interest with Respect to Imposing Liquidity Fees on Redemptions. When determining whether to impose discretionary liquidity fees, the Board, or the Investment Manager as its delegate, will determine whether or not such action is in the Fund’s best interest and the Board and/or the Investment Manager may consider any factors it deems appropriate. These factors may include the impacts on other Columbia Funds that invest in the Fund, as well as the broader systemic effects of the decision. Currently, Fund shares are offered only to other Columbia
2
SUP224_07_006_(04/24)

Funds managed by the Investment Manager, some of which are governed by the Board and some of which are governed by another board of trustees within the Columbia Funds Complex. Because a decision to impose or not impose such fees on the Fund may negatively impact other Columbia Funds to which the Investment Manager and Board also owe a fiduciary duty, any decision with respect to such fees may present potential conflicts of interest to the Investment Manager and the Board.
The Investment Manager or the Board, for example, could be conflicted by a determination to not impose such fees at a time when, if implemented, the other Columbia Funds could potentially experience negative impacts, while not imposing such fees could potentially result in a negative impact to the Fund. Any decisions by the Board and/or the Investment Manager to favor such fees could result in reduced or limited investments in the Fund by the other Columbia Funds, which may lead to increased Fund expenses (which would be borne by the remaining Fund investors).
In the event the Fund imposes a liquidity fee, the Investment Manager may be subject to a conflict of interest when deciding whether or not to invest other Columbia Funds’ cash in the Fund or to redeem Fund shares held by other Columbia Funds. Such investment decisions may have a material impact on the Fund, especially in times of market stress. A decision by the Investment Manager to invest other Columbia Funds in the Fund will subject the investing Columbia Fund to potential liquidity fees. If a liquidity fee is imposed, an investing Columbia Fund may have to sell other investments at less than opportune times rather than using the cash invested in the Fund to meet shareholder redemptions. The Investment Manager, as a result of any such fees on the Fund (or the potential or impending imposition thereof, recognizing that the Investment Manager will be aware of the Fund’s liquid assets position), may determine to not invest the other Columbia Funds’ assets in the Fund, and potentially be forced to invest in more expensive, lower-performing investments.
The rest of the section remains the same.
The following is added as the fourth paragraph under the caption "Redemption of Shares" in the subsection "Purchase and Redemption" in the "Purchase, Redemption and Pricing of Shares" section of the SAI:
Under certain circumstances the Fund may impose a liquidity fee on the redemption of Fund shares. See Other Practices – Liquidity Fees for more information.
The rest of the section remains the same.
Shareholders should retain this Supplement for future reference.
3
SUP224_07_006_(04/24)

PART C. OTHER INFORMATION
Item 28. Exhibits
Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(a)(1)	Agreement and Declaration of Trust effective January 20, 2006	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Registration Statement	(a)	2/8/2006
(a)(2)	Amendment No. 1 to the Agreement and Declaration of Trust, dated September 11, 2007	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #5 on Form N-1A	(a)(2)	10/2/2007
(a)(3)	Amendment No. 2 to the Agreement and Declaration of Trust, dated January 8, 2009	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #8 on Form N-1A	(a)(3)	1/27/2009
(a)(4)	Amendment No. 3 to the Agreement and Declaration of Trust, dated August 9, 2010	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #19 on Form N-1A	(a)(4)	3/4/2011
(a)(5)	Amendment No. 4 to the Agreement and Declaration of Trust, dated January 13, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #19 on Form N-1A	(a)(5)	3/4/2011
(a)(6)	Amendment No. 5 to the Agreement and Declaration of Trust, dated April 14, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #33 on Form N-1A	(a)(6)	7/29/2011
(a)(7)	Amendment No. 6 to the Agreement and Declaration of Trust, dated January 12, 2012	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #52 on Form N-1A	(a)(7)	2/24/2012
(a)(8)	Amendment No. 7 to the Agreement and Declaration of Trust, dated December 12, 2012	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #87 on Form N-1A	(a)(8)	5/30/2013
(a)(9)	Amendment No. 8 to the Agreement and Declaration of Trust, dated November 20, 2013	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #99 on Form N-1A	(a)(9)	11/27/2013
(a)(10)	Amendment No. 9 to the Agreement and Declaration of Trust, dated April 11, 2014	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #107 on Form N-1A	(a)(10)	4/23/2014
(a)(11)	Amendment No. 10 to the Agreement and Declaration of Trust, dated June 17, 2014	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #112 on Form N-1A	(a)(11)	6/27/2014
(a)(12)	Amendment No. 11 to the Agreement and Declaration of Trust, dated September 15, 2014	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #118 on Form N-1A	(a)(12)	9/26/2014
(a)(13)	Amendment No. 12 to the Agreement and Declaration of Trust, dated January 28, 2015	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #125 on Form N-1A	(a)(13)	2/27/2015
(a)(14)	Amendment No. 13 to the Agreement and Declaration of Trust, dated April 14, 2015	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #128 on Form N-1A	(a)(14)	5/28/2015
(a)(15)	Amendment No. 14 to the Agreement and Declaration of Trust, dated December 15, 2015	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #139 on Form N-1A	(a)(15)	12/21/2015

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(a)(16)	Amendment No. 15 to the Agreement and Declaration of Trust, dated April 19, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #143 on Form N-1A	(a)(16)	5/27/2016
(a)(17)	Amendment No. 16 to the Agreement and Declaration of Trust, dated June 14, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #145 on Form N-1A	(a)(17)	6/27/2016
(a)(18)	Amendment No. 17 to the Agreement and Declaration of Trust, dated November 14, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #154 on Form N-1A	(a)(18)	11/23/2016
(a)(19)	Amendment No. 18 to the Agreement and Declaration of Trust, dated March 13, 2017	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #160 on Form N-1A	(a)(19)	3/30/2017
(a)(20)	Amendment No. 19 to the Agreement and Declaration of Trust, dated December 19, 2017	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(a)(20)	2/16/2018
(a)(21)	Amendment No. 20 to the Agreement and Declaration of Trust, dated February 1, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(a)(21)	2/16/2018
(a)(22)	Amendment No. 21 to the Agreement and Declaration of Trust, dated March 13, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #179 on Form N-1A	(a)(22)	5/25/2018
(a)(23)	Amendment No. 22 to the Agreement and Declaration of Trust, dated September 13, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #186 on Form N-1A	(a)(23)	9/27/2018
(a)(24)	Amendment No. 23 to the Agreement and Declaration of Trust, dated November 14, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #188 on Form N-1A	(a)(24)	11/27/2018
(a)(25)	Amendment No. 24 to the Agreement and Declaration of Trust, dated January 30, 2019	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #192 on Form N-1A	(a)(25)	2/27/2019
(a)(26)	Amendment No. 25 to the Agreement and Declaration of Trust, dated October 9, 2020	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #217 on Form N-1A	(a)(26)	12/23/2020
(a)(27)	Amendment No. 26 to the Agreement and Declaration of Trust, dated July 19, 2021	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #222 on Form N-1A	(a)(27)	8/17/2021
(a)(28)	Amendment No. 27 to the Agreement and Declaration of Trust, dated December 7, 2021	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #229 on Form N-1A	(a)(28)	2/25/2022
(a)(29)	Amendment No. 28 to the Agreement and Declaration of Trust, dated September 1, 2022	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #232 on Form N-1A	(a)(29)	9/26/2022

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(b)	By-laws as amended October 2, 2020	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #217 on Form N-1A	(b)	12/23/2020
(c)	Stock Certificate: Not Applicable
(d)(1)
Management Agreement (amended and
restated), dated April 25, 2016, between
Columbia Management Investment
Advisers, LLC, Registrant, Columbia
Funds Series Trust and Columbia Funds
Variable Series Trust II
		Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #50 on Form N-1A	(d)(1)	4/28/2016
(d)(1)(i)
Schedule A and Schedule B, effective
July 1, 2023, to the Management
Agreement (amended and restated),
dated April 25, 2016, between Columbia
Management Investment Advisers, LLC,
the Registrant, Columbia Funds Series
Trust and Columbia Funds Variable
Series Trust II
		Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #207 on Form N-1A	(d)(1)(i)	7/26/2023
(d)(2)	Management Agreement, dated November 15, 2017, between Columbia Management Investment Advisers, LLC, the Registrant, Columbia Funds Series Trust and Columbia Funds Series Trust II	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #59 on Form N-1A	(d)(2)	12/19/2017
(d)(2)(i)
Schedule A and Schedule B, effective
December 7, 2021, to the Management
Agreement, dated November 15, 2017,
between Columbia Management
Investment Advisers, LLC, the
Registrant, Columbia Funds Series Trust
and Columbia Funds Variable Series
Trust II
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #227 on Form N-1A	(d)(2)(i)	12/7/2021
(d)(3)
Management Agreement between
Columbia Management Investment
Advisers, LLC and CCSF Offshore
Fund, Ltd., a wholly-owned subsidiary of
Columbia Commodity Strategy Fund, a
series of the Registrant, effective
October 1, 2015
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #134 on Form N-1A	(d)(6)	9/28/2015
(d)(4)	Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Diamond Hill Capital Management, Inc., dated September 14, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #150 on Form N-1A	(d)(4)	9/28/2016
(d)(4)(i)	Amendment No. 1, as of June 7, 2018, to the Subadvisory Agreement between Columbia Management Investment Advisers, LLC and Diamond Hill Capital Management, Inc., dated September 14, 2016	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #188 on Form N-1A	(d)(4)(i)	11/27/2018

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(d)(4)(ii)
Amendment No. 2, as of November 20,
2019, to the Subadvisory Agreement
between Columbia Management
Investment Advisers, LLC and Diamond
Hill Capital Management, Inc., dated
September 14, 2016, amended June 7,
2018
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #206 on Form N-1A	(d)(4)(ii)	12/20/2019
(d)(4)(iii)
Amendment No. 3, as of December 15,
2022, to the Subadvisory Agreement
between Columbia Management
Investment Advisers, LLC and Diamond
Hill Capital Management, Inc., dated
September 14, 2016, amended June 7,
2018 and November 20, 2019
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #236 on Form N-1A	(d)(4)(iii)	2/27/2023
(d)(5)	Subadvisory Agreement, dated September 23, 2011, amended December 5, 2013 (Amendment No. 1), between Columbia Management Investment Advisers, LLC and Dimensional Fund Advisors LP	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #39 on Form N-1A	(d)(9)	5/15/2014
(d)(5)(i)
Amendment No. 2, as of June 5, 2014, to
the Subadvisory Agreement, dated
September 23, 2011, amended December
5, 2013, between Columbia Management
Investment Advisers, LLC and
Dimensional Fund Advisors LP
		Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #41 on Form N-1A	(d)(10)	8/20/2014
(d)(5)(ii)
Amendment No. 3, as of January 30,
2019, to the Subadvisory Agreement,
dated September 23, 2011, amended
December 5, 2013 and June 5, 2014,
between Columbia Management
Investment Advisers, LLC and
Dimensional Fund Advisors LP
		Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #68 on Form N-1A	(d)(10)(ii)	4/26/2019
(d)(5)(iii)
Amendment No. 4, as of November 20,
2019, to the Subadvisory Agreement,
dated September 23, 2011, amended
December 5, 2013, June 5, 2014 and
January 30, 2019, between Columbia
Management Investment Advisers, LLC
and Dimensional Fund Advisors LP
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #206 on Form N-1A	(d)(5)(iii)	12/20/2019
(d)(6)	Subadvisory Agreement, dated August 16, 2021, between Columbia Management Investment Advisers, LLC and Pyrford International Ltd	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #227 on Form N-1A	(d)(6)	12/7/2021
(d)(7)	Amended and Restated Subadvisory Agreement, dated June 11, 2008, last amended January 16, 2013, between Columbia Management Investment Advisers, LLC and Threadneedle International Limited	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #39 on Form N-1A	(d)(27)	5/15/2014
(d)(7)(i)
Amendment No. 6, as of November 1,
2018, to Amended and Restated
Subadvisory Agreement, dated June 11,
2008, last amended January 16, 2013,
between Columbia Management
Investment Advisers, LLC and
Threadneedle International Limited
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #196 on Form N-1A	(d)(7)(i)	6/27/2019

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(d)(7)(ii)
Amendment No. 7, as of August 28,
2020, to Amended and Restated
Subadvisory Agreement, dated June 11,
2008, last amended November 1, 2018,
between Columbia Management
Investment Advisers, LLC and
Threadneedle International Limited
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #219 on Form N-1A	(d)(6)(ii)	5/26/2021
(d)(7)(iii)
Amendment No. 8, as of September 8,
2021, to Amended and Restated
Subadvisory Agreement, dated June 11,
2008, last amended August 28, 2020,
between Columbia Management
Investment Advisers, LLC and
Threadneedle International Limited
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #233 on Form N-1A	(d)(7)(iii)	10/19/2022
(e)(1)	Distribution Agreement between Columbia Management Investment Distributors, Inc., Columbia Funds Series Trust, Columbia Funds Series Trust I and the Registrant, dated June 15, 2021	Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #198 on Form N-1A	(e)(1)	7/28/2021
(e)(1)(i)
Schedule I, effective July 1, 2023, and
Schedule II, as of September 7, 2010, to
the Distribution Agreement between
Columbia Management Investment
Distributors, Inc., Columbia Funds
Series Trust, Columbia Funds Series
Trust I and the Registrant, dated June 15,
2021
		Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #207 on Form N-1A	(e)(1)(i)	7/26/2023
(e)(2)	Form of Mutual Fund Sales Agreement	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #238 on Form N-1A	(e)(2)	6/27/2023
(f)	Deferred Compensation Plan, adopted as of December 31, 2020	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #218 on Form N-1A	(f)	2/25/2021
(g)(1)	Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #39 on Form N-1A	(g)(1)	5/15/2014
(g)(2)
Addendum (related to Columbia
Commodity Strategy Fund), dated July
15, 2011, Addendum (related to
Columbia Flexible Capital Income
Fund), dated July 15, 2011, Addendum
(related to Multi-Manager Value
Strategies Fund, formerly known as
Active Portfolios® Multi-Manager Value
Fund and Columbia Active Portfolios –
Diversified Equity Income Fund), dated
March 9, 2012, and Addendum (related
to Columbia Mortgage Opportunities
Fund), dated March 7, 2014, to the
Second Amended and Restated Master
Global Custody Agreement with
JPMorgan Chase Bank, N.A., dated
March 7, 2011
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #109 on Form N-1A	(g)(2)	5/30/2014

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(g)(3)
Side letter (related to the China Connect
Service on behalf of Columbia Global
Opportunities Fund and Columbia
Overseas Core Fund), dated March 6,
2018, to the Second Amended and
Restated Master Global Custody
Agreement with JPMorgan Chase Bank,
N.A., dated March 7, 2011
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #179 on Form N-1A	(g)(3)	5/25/2018
(g)(4)	Addendum, effective April 4, 2016, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011	Incorporated by Reference	Columbia Funds Series Trust I	2-99356	Post-Effective Amendment #297 on Form N-1A	(g)(7)	5/30/2017
(g)(5)	Addendum (related to Columbia Overseas Core Fund), dated January 26, 2018, to the Second Amended and Restated Master Global Custody Agreement with JPMorgan Chase Bank, N.A., dated March 7, 2011	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(g)(5)	2/16/2018
(g)(6)
Addendum (related to Columbia
Integrated Large Cap Growth Fund,
Columbia Integrated Large Cap Value
Fund, Columbia Integrated Small Cap
Growth Fund, Columbia Pyrford
International Stock Fund and Columbia
Ultra Short Municipal Bond Fund) to the
Second Amended and Restated Master
Global Custody Agreement with
JPMorgan Chase Bank, N.A., dated
March 7, 2011
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #227 on Form N-1A	(g)(6)	12/7/2021
(h)(1)
Transfer and Dividend Disbursing Agent
Agreement by and between Columbia
Management Investment Services Corp.,
Columbia Funds Series Trust, Columbia
Funds Series Trust I and the Registrant,
dated June 15, 2021
		Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #198 on Form N-1A	(h)(1)	7/28/2021
(h)(1)(i)
Schedule A and Schedule B, effective
July 1, 2023, to the Transfer and
Dividend Disbursing Agent Agreement
by and between Columbia Management
Investment Services Corp., Columbia
Funds Series Trust, Columbia Funds
Series Trust I and the Registrant, dated
June 15, 2021
		Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #207 on Form N-1A	(h)(1)(i)	7/26/2023
(h)(2)
Amended and Restated Fee Waiver and
Expense Cap Agreement, effective June
15, 2021, between Columbia
Management Investment Advisers, LLC,
Columbia Management Investment
Distributors, Inc., Columbia
Management Investment Services Corp.,
the Registrant, Columbia Funds Series
Trust, Columbia Funds Series Trust I,
Columbia Funds Variable Insurance
Trust and Columbia Funds Variable
Series Trust II
		Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #198 on Form N-1A	(h)(2)	7/28/2021

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(h)(2)(i)
Amendment, effective September 1,
2023, to the Amended and Restated Fee
Waiver and Expense Cap Agreement,
effective June 15, 2021, between
Columbia Management Investment
Advisers, LLC, Columbia Management
Investment Distributors, Inc., Columbia
Management Investment Services Corp.,
the Registrant, Columbia Funds Series
Trust, Columbia Funds Series Trust I,
Columbia Funds Variable Insurance
Trust and Columbia Funds Variable
Series Trust II
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #239 on Form N-1A	(h)(2)(i)	9/26/2023
(h)(2)(ii)
Schedule A, as of January 1, 2024, to the
Amended and Restated Fee Waiver and
Expense Cap Agreement, effective June
15, 2021, between Columbia
Management Investment Advisers, LLC,
Columbia Management Investment
Distributors, Inc., Columbia
Management Investment Services Corp.,
the Registrant, Columbia Funds Series
Trust, Columbia Funds Series Trust I,
Columbia Funds Variable Insurance
Trust and Columbia Funds Variable
Series Trust II
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #241 on Form N-1A	(h)(2)(ii)	12/21/2023
(h)(3)	Agreement and Plan of Reorganization, dated December 20, 2010	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #15 on Form N-1A	(h)(9)	4/29/2011
(h)(4)	Agreement and Plan of Redomiciling, dated December 20, 2010	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #15 on Form N-1A	(h)(10)	4/29/2011
(h)(5)	Agreement and Plan of Reorganization, dated October 9, 2012	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #87 on Form N-1A	(h)(6)	5/30/2013
(h)(6)	Agreement and Plan of Reorganization, dated December 17, 2015	Incorporated by Reference	Columbia Funds Series Trust	333-208706	Registration Statement on Form N-14	(4)	12/22/2015
(h)(7)	Agreement and Plan of Reorganization, dated February 20, 2020	Incorporated by Reference	Columbia Funds Series Trust II	333-236646	Registration Statement on Form N-14	(4)	2/26/2020
(h)(8)	Agreement and Plan of Reorganization	Incorporated by Reference	Columbia Funds Series Trust II	333-258932	Pre-Effective Amendment #1 on Form N-14	(4)(a)	10/6/2021
(h)(9)	Agreement and Plan of Reorganization	Incorporated by Reference	Columbia Funds Series Trust II	333-258932	Pre-Effective Amendment #1 on Form N-14	(4)(b)	10/6/2021
(h)(10)	Agreement and Plan of Reorganization, dated October 5, 2021	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #228 on Form N-1A	(h)(10)	12/22/2021
(h)(11)	Agreement and Plan of Reorganization, dated October 7, 2021	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #228 on Form N-1A	(h)(11)	12/22/2021

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(h)(12)	Agreement and Plan of Reorganization, dated October 7, 2021	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #228 on Form N-1A	(h)(12)	12/22/2021
(h)(13)	Amended and Restated Credit Agreement, as of October 26, 2023	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #90 on Form N-1A	(h)(8)	11/8/2023
(h)(14)	Master Inter-Fund Lending Agreement, dated May 1, 2018	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Registration Statement on Form N-1A	(h)(11)	5/25/2018
(h)(14)(i)	Schedule A and Schedule B, effective July 1, 2023, to the Master Inter-Fund Lending Agreement dated May 1, 2018	Incorporated by Reference	Columbia Funds Series Trust	333-89661	Post-Effective Amendment #207 on Form N-1A	(h)(9)(i)	7/26/2023
(h)(15)(i)
Fund of Funds Investment Agreement,
dated August 10, 2023, between
BlackRock ETF Trust, BlackRock ETF
Trust II, iShares Trust, iShares, Inc.,
iShares U.S. ETF Trust and Columbia
Funds Series Trust, Columbia Funds
Series Trust I, Columbia Funds Series
Trust II, Columbia Funds Variable
Insurance Trust and Columbia Funds
Variable Series Trust II
		Incorporated by Reference	Columbia Funds Series Trust I	2-99356	Post-Effective Amendment #407 on Form N-1A	(h)(11)	8/24/2023
(h)(15)(i)(a)
Schedule A, as amended October 20,
2023, to the Fund of Funds Investment
Agreement, dated August 10, 2023,
between BlackRock ETF Trust,
BlackRock ETF Trust II, iShares Trust,
iShares, Inc., iShares U.S. ETF Trust and
Columbia Funds Series Trust, Columbia
Funds Series Trust I, Columbia Funds
Series Trust II and Columbia Funds
Variable Series Trust II
		Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #90 on Form N-1A	(h)(10)(i)(a)	11/8/2023
(h)(15)(ii)	Fund of Funds Investment Agreement, dated December 21, 2021, between Fidelity Rutland Square Trust II and Columbia Funds Series Trust I and Columbia Funds Series Trust II	Incorporated by Reference	Columbia Funds Series Trust I	2-99356	Post-Effective Amendment #392 on Form N-1A	(h)(12)	2/17/2022
(h)(15)(iii)	Fund of Funds Investment Agreement, dated January 19, 2022, between SPDR Series Trust, SPDR Index Shares Funds, SSGA Active Trust and Columbia Funds Series Trust II	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #229 on Form N-1A	(h)(15)(iii)	2/25/2022
(i)(1)	Opinion and consent of counsel as to the legality of the securities being registered	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #92 on Form N-1A	(i)	8/28/2013
(i)(2)	Opinion and consent of counsel as to the legality of the securities being registered for Columbia Mortgage Opportunities Fund	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #107 on Form N-1A	(i)	4/23/2014
(i)(3)	Opinion and consent of counsel as to the legality of the securities being registered for Columbia Overseas Core Fund	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #175 on Form N-1A	(i)(3)	2/16/2018

Exhibit Number	Exhibit Description	Filed Herewith or Incorporated by Reference	Information About the Filing that Includes the Document Incorporated by Reference
			Registrant that Made the Filing	File No. of Such Registrant	Type of Filing	Exhibit of Document in that Filing	Filing Date
(i)(4)
Opinion and consent of counsel as to the
legality of the securities being registered
for Columbia Integrated Large Cap
Growth Fund, Columbia Integrated
Large Cap Value Fund, Columbia
Integrated Small Cap Growth Fund,
Columbia Pyrford International Stock
Fund and Columbia Ultra Short
Municipal Bond Fund
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #227 on Form N-1A	(i)(4)	12/7/2021
(j)	Consent of Independent Registered Public Accounting Firm: Omitted pursuant to Form N-1A instructions
(k)	Omitted Financial Statements: Omitted pursuant to Form N-1A instructions
(l)	Initial Capital Agreement: Not Applicable.
(m)(1)
Plan of Distribution and Amended and
Restated Agreement of Distribution
between Columbia Management
Investment Distributors, Inc. and the
Registrant, dated November 7, 2008,
amended and restated September 27,
2010
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #107 on Form N-1A	(m)(1)	4/23/2014
(m)(1)(i)
Schedule A, dated July 1, 2023, to the
Plan of Distribution and Amended and
Restated Agreement of Distribution
between Columbia Management
Investment Distributors, Inc. and the
Registrant, dated November 7, 2008,
amended and restated September 27,
2010
		Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #239 on Form N-1A	(m)(1)(i)	9/26/2023
(n)	Rule 18f – 3 Multi-Class Plan, approved November 8, 2023	Incorporated by Reference	Columbia Funds Series Trust I	2-99356	Post-Effective Amendment #410 on Form N-1A	(n)	12/8/2023
(o)	Reserved.
(p)(1)	Code of Ethics adopted under Rule 17j-1 for Registrant, effective March 2019	Incorporated by Reference	Columbia Funds Variable Series Trust II	333-146374	Post-Effective Amendment #68 on Form N-1A	(p)(1)	4/26/2019
(p)(2)	Columbia Threadneedle Investments Global Personal Account Dealing and Code of Ethics, effective December 2023	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #241 on Form N-1A	(p)(2)	12/21/2023
(p)(3)	Diamond Hill Capital Management, Inc. Code of Ethics, amended December 31, 2022	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #237 on Form N-1A	(p)(3)	5/25/2023
(p)(4)	Dimensional Fund Advisors LP Code of Ethics, effective January 1, 2023	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #237 on Form N-1A	(p)(4)	5/25/2023
(p)(5)	Pyrford International Ltd Code of Ethics, revised February 23, 2022	Incorporated by Reference	Columbia Funds Series Trust II	333-131683	Post-Effective Amendment #230 on Form N-1A	(p)(5)	5/25/2022

Item 29. Persons Controlled by or Under Common Control with the Registrant
Columbia Management Investment Advisers, LLC (the investment manager or Columbia Management), as sponsor of the Columbia funds, may make initial capital investments in Columbia funds (seed accounts). Columbia Management also serves as investment manager of certain Columbia funds-of-funds that invest primarily in shares of affiliated funds (the underlying funds). Columbia Management does not make initial capital investments or invest in underlying funds for the purpose of exercising control. However, since these ownership interests may be significant, in excess of 25%, such that Columbia Management may be deemed to control certain Columbia funds, procedures have been put in place to assure that public shareholders determine the outcome of all actions taken at shareholder meetings. Specifically, Columbia Management (which votes proxies for the seed accounts) and the Boards of Trustees of the affiliated funds-of-funds (which votes proxies for the affiliated funds-of-funds) vote on each proposal in the same proportion as the vote of the direct public shareholders vote; provided, however, that if there are no direct public shareholders of an underlying fund or if direct public shareholders represent only a minority interest in an underlying fund, the Fund may cast votes in accordance with instructions from the independent members of the Board.
Item 30. Indemnification
Article Ten of the Bylaws of Registrant provides that Registrant shall indemnify each of its trustees and officers (including persons who serve at Registrant's request as directors, officers or trustees of another organization in which Registrant has any interest as a shareholder, creditor or otherwise) who are not employees or officers of any investment adviser to Registrant or any affiliated person thereof and its chief compliance officer, regardless of whether such person is an employee or officer of any investment adviser to Registrant or any affiliated person thereof, and each of its other trustees and officers (including persons who serve at Registrant's request as directors, officers or trustees of another organization in which Registrant has any interest as a shareholder, creditor or otherwise) (i.e., those who are employees or officers of any investment adviser to Registrant or any affiliated person thereof) (Covered Persons), to the fullest extent authorized by applicable law against all liabilities and expenses in connection with the defense or disposition of any proceeding in which such Covered Person may be or may have been involved or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a trustee or officer or by reason of his or her being or having been such a Covered Person, all as more fully set forth in the Bylaws, which are filed as an exhibit to the registration statement.
Section 17(h) of the Investment Company Act of 1940 (1940 Act) provides that no instrument pursuant to which Registrant is organized or administered shall contain any provision which protects or purports to protect any trustee or officer of Registrant against any liability to Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
The Registrant’s Declaration of Trust provides that nothing in the Declaration of Trust shall protect any trustee or officer against any liabilities to the Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or position with or on behalf of the Registrant and the Registrant’s Bylaws provides that no indemnification will be made in violation of the provisions of the 1940 Act.
Pursuant to the Distribution Agreement, Columbia Management Investment Distributors, Inc. agrees to indemnify the Registrant, its officers and trustees against claims, demands, liabilities and expenses under specified circumstances, all as more fully set forth in the Registrant’s Distribution Agreement, which has been filed as an exhibit to the registration statement.
The Registrant may be party to other contracts that include indemnification provisions for the benefit of the Registrant’s trustees and officers.
The trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser and principal underwriter are insured under an errors and omissions liability insurance policy. Registrant’s investment adviser, Columbia Management Investment Advisers, LLC, maintains investment advisory professional liability insurance to insure it, for the benefit of Registrant and its non-interested trustees, against loss arising out of any effort, omission, or breach of any duty owed to Registrant or any series of Registrant by Columbia Management Investment Advisers, LLC.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Registrant’s organizational instruments or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission (SEC), such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable.
Item 31. Business and Other Connections of the Investment Adviser
To the knowledge of the Registrant, none of the directors or officers of Columbia Management Investment Advisers, LLC (Columbia Management), the Registrant’s investment adviser, or any subadviser to a series of the Registrant, except as set forth below, are or have been, at any time during the Registrant’s past two fiscal years, engaged in any other business, profession, vocation or employment of a substantial nature.

(a)
Columbia Management, a wholly owned subsidiary of Ameriprise Financial, Inc., performs investment advisory services for the Registrant and certain other clients. Information regarding the business of Columbia Management and the directors and principal officers of Columbia Management is also included in the Form ADV filed by Columbia Management with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-25943), which information is incorporated herein by reference. In addition to their position with Columbia Management, certain directors and officers of Columbia Management also hold various positions with, and engage in business for, Ameriprise Financial, Inc. or its other subsidiaries.
(b)
Diamond Hill Capital Management, Inc. performs investment management services for the Registrant and certain other clients. Information regarding the business of Diamond Hill Capital Management, Inc. is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Diamond Hill Capital Management, Inc. and is incorporated herein by reference. Information about the business of Diamond Hill Capital Management, Inc. and the directors and principal executive officers of Diamond Hill Capital Management, Inc. is also included in the Form ADV filed by Diamond Hill Capital Management, Inc. with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-32176), which information is incorporated herein by reference.
(c)
Dimensional Fund Advisors, L.P. performs investment management services for the Registrant and certain other clients. Information regarding the business of Dimensional Fund Advisors, L.P. is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Dimensional Fund Advisors, L.P. and is incorporated herein by reference. Information about the business of Dimensional Fund Advisors, L.P. and the directors and principal executive officers of Dimensional Fund Advisors, L.P. is also included in the Form ADV filed by Dimensional Fund Advisors, L.P. with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-16283), which information is incorporated herein by reference.
(d)
Pyrford International Ltd performs investment management services for the Registrant and certain other clients. Information regarding the business of Pyrford International Ltd is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that are subadvised by Pyrford International Ltd and is incorporated herein by reference. Information about the business of Pyrford International Ltd and the directors and principal executive officers of Pyrford International Ltd is also included in the Form ADV filed by Pyrford International Ltd with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-34270), which information is incorporated herein by reference.
(e)
Threadneedle International Limited may perform investment management services for the Registrant and certain other clients. Information regarding the business of Threadneedle International Limited is set forth in the Prospectuses and Statement of Additional Information of the Registrant’s series that may be subadvised by Threadneedle International Limited and is incorporated herein by reference. Information about the business of Threadneedle International Limited and the directors and principal executive officers of Threadneedle International Limited is also included in the Form ADV filed by Threadneedle International Limited with the SEC pursuant to the Investment Advisers Act of 1940 (File No. 801-63196), which information is incorporated herein by reference.
Item 32. Principal Underwriter
(a)
Columbia Management Investment Distributors, Inc. acts as principal underwriter for the following investment companies, including the Registrant:
Columbia Acorn Trust; Columbia Funds Series Trust; Columbia Funds Series Trust I; Columbia Funds Series Trust II; Columbia Funds Variable Series Trust II; Columbia Funds Variable Insurance Trust and Wanger Advisors Trust.
(b)
As to each director, principal officer or partner of Columbia Management Investment Distributors, Inc.
Name and Principal Business Address*	Position and Offices with Principal Underwriter	Positions and Offices with Registrant
William F. Truscott	President, Chief Executive Officer and Chairman of the Board	Senior Vice President
Francine Asselta	Vice President and Head of North America Institutional	None
Jason S. Bartylla	Chief Financial Officer and Director	None
Michael E. DeFao	Vice President, Chief Legal Officer and Assistant Secretary	Vice President and Assistant Secretary
Stephen O. Buff	Vice President, Chief Compliance Officer	None
James Bumpus	Vice President and Head of Intermediary Markets and Director	None
Thomas A. Jones	Vice President and Head of Strategic Relations	None
Gary Rawdon	Vice President – Sales Governance and Administration	None
Leslie A. Walstrom	Senior Vice President and Global Head of Marketing	None
Daniel J. Beckman	Vice President	Board Member, President and Principal Executive Officer

Name and Principal Business Address*	Position and Offices with Principal Underwriter	Positions and Offices with Registrant
Marc Zeitoun	Vice President and Head of North America Product	None
Wendy B. Mahling	Secretary	None
Amy L. Hackbarth	Vice President and Assistant Secretary	None
Mark D. Kaplan	Vice President and Assistant Secretary	None
Nancy W. LeDonne	Vice President and Assistant Secretary	None
Ryan C. Larrenaga	Vice President and Assistant Secretary	Senior Vice President, Chief Legal Officer and Secretary
Joseph L. D’Alessandro	Vice President and Assistant Secretary	Assistant Secretary
Megan Garcy	Vice President and Assistant Secretary	Assistant Secretary
Christopher O. Petersen	Vice President and Assistant Secretary	Senior Vice President and Assistant Secretary
Kayla Sylvia	Vice President and Assistant Secretary	None
Shweta J. Jhanji	Vice President and Treasurer	None
Michael Tempesta	Anti-Money Laundering Officer and Identity Theft Prevention Officer	None
Kristin Weisser	Conflicts Officer	None
*
The principal business address of Columbia Management Investment Distributors, Inc. is 290 Congress Street, Boston, MA 02210.
(c)
Not Applicable.
Item 33. Location of Accounts and Records
Persons maintaining physical possession of accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder include:
■
Registrant, 290 Congress Street, Boston, MA 02210;
■
Registrant’s investment adviser and administrator, Columbia Management Investment Advisers, LLC, 290 Congress Street, Boston, MA 02210;
■
Registrant’s subadviser, Diamond Hill Capital Management, Inc., 325 John H. McConnell Boulevard, Suite 200, Columbus, OH 43215;
■
Registrant’s subadviser, Dimensional Fund Advisors, L.P., 6300 Bee Cave Road, Building One, Austin, TX 78746;
■
Registrant’s subadviser, Pyrford International Ltd, 7 Seymour Street, London W1H 7JW, UK;
■
Registrant’s subadviser, Threadneedle International Limited, Cannon Place, 78 Cannon Street, London EC4N 6AG, UK;
■
Registrant’s principal underwriter, Columbia Management Investment Distributors, Inc., 290 Congress Street, Boston, MA 02210;
■
Registrant’s transfer agent, Columbia Management Investment Services Corp., 290 Congress Street, Boston, MA 02210;
■
Registrant’s sub-transfer agent, SS&C GIDS, Inc., 2000 Crown Colony Dr., Quincy, MA 02169; and
■
Registrant’s custodian, JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, New York, NY 10005.
In addition, Iron Mountain Records Management is an off-site storage facility housing historical records that are no longer required to be maintained on-site. Records stored at this facility include various trading and accounting records, as well as other miscellaneous records. The address for Iron Mountain Records Management is 920 & 950 Apollo Road, Eagan, MN 55121.
Certain information on the above-referenced physical possession of accounts, books and other documents is also included in the Registrant’s filings on Form N-CEN filed with the Securities and Exchange Commission:
Funds FYE	N-CEN filing date
January 31, 2023	April 13, 2023
February 28, 2023	May 11, 2023
May 31, 2023	August 10, 2023
July 31, 2023	October 13, 2023
August 31, 2023	November 13, 2023
October 31, 2023	January 12, 2024

Item 34. Management Services
Not Applicable.
Item 35. Undertakings
Not Applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, COLUMBIA FUNDS SERIES TRUST II, has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Boston, and the Commonwealth of Massachusetts on the 2nd day of April, 2024.
COLUMBIA FUNDS SERIES TRUST II
By:	/s/ Daniel J. Beckman
Daniel J. Beckman Trustee and President